EXHIBIT 10.1

PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 17th day of October, 2006, by and between PSI Corporation (the “Company”), a corporation organized under the laws of the State of Nevada, with its principal offices at 7222 Commerce Center Drive, Suite 240, Colorado Springs, Colorado 80919, and Lazarus Investment Partners LLLP, a Delaware limited liability limited partnership, with its principal offices at 2401 East Second Avenue, Suite 400, Denver, Colorado 80206 (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Purchaser will purchase from the Company and the Company will sell to the Purchaser 5,000,000 shares of Common Stock (“Purchased Shares”) and two stock purchase warrants (“Warrants”) exercisable for an aggregate of 5,000,000 shares of Common Stock (subject to adjustment, “Warrant Shares”), for an aggregate purchase price of $500,000.00. Each of the Warrants will be in the form delivered contemporaneously herewith, will be exercisable for a period of five years (subject to earlier termination as provided therein), commencing on the date of issuance, and will be exercisable for 2,500,000 shares of Common Stock, subject to adjustment as provided therein. The initial exercise prices under the Warrants will be $.15 and $.20 per share, respectively, subject to adjustment as provided in the Warrants.

SECTION 2. Closing. The closing of the purchase and sale (“Closing”) shall take place on the date of this Agreement (“Closing Date”) and shall be consummated by mail or otherwise in accordance with arrangements reasonably acceptable to counsel for the Purchaser and counsel for the Company. At the Closing, the Company will deliver to the Purchaser the Warrants and certificates representing the Purchased Shares, registered in the name of the Purchaser, and the Purchaser will deliver to the Company the purchase price therefor by wire transfer or check payable to the order of the Company. The Purchaser’s obligations at the Closing are subject to the following conditions, any one or more of which may be waived by the Purchaser:

(a) Each of the representations and warranties of the Company made herein shall be accurate as of the Closing Date and the Purchaser shall have received a certificate from the Company’s chief executive officer and chief financial or accounting officer to that effect.

(b) The Purchaser shall have received certified copies of (i) resolutions of the directors of the Company in form and substance satisfactory to counsel to the Purchaser with respect to the authorization of this Agreement and the transactions referred to herein, and (ii) the Company’s bylaws and articles of incorporation, both as amended and in effect on the Closing Date.

(c) The execution by the Company of a management rights letter reasonably satisfactory to the Purchaser.

(d) Fulfillment, in all material respects, of those agreements and undertakings of the Company to be fulfilled prior to or at the Closing.

SECTION 3. Representations, Warranties, and Covenants of the Company. Except as qualified on the Schedule of Exceptions attached hereto, the Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

3.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada and the Company is qualified to do business as a foreign corporation and in good standing in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined herein). The material subsidiaries of the Company are listed on Schedule 3.1 to the Schedule of Exceptions (each a “Subsidiary” and collectively, the “Subsidiaries”). Each Subsidiary is a direct or indirect wholly owned subsidiary of the Company. Each Subsidiary is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and is qualified to do business as a foreign entity in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect upon the business, financial condition, properties or results of operations of the Company and its Subsidiaries, taken as a whole.

3.2 Authorized Capital Stock. Immediately prior to the Closing, the authorized capital stock of the Company will consist solely of 5,000,000 shares of Preferred Stock, par value $.001 per share, none of which are outstanding, and 300,000,000 shares of Common Stock, par value $.001 per share, 66,962,747 of which are issued and outstanding. The issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Other than pursuant to plans or agreements described in the SEC Documents (as defined in Section 3.18) or the Schedule of Exceptions (collectively, “Disclosure Documents”), the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities, or obligations. The description of the Company’s stock, stock bonus, and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth in the Disclosure Documents accurately and fairly presents all material information with respect to such plans, arrangements, options, and rights. With respect to each Subsidiary, (i) all the issued and outstanding shares of each Subsidiary’s capital stock or other equity interests have been duly authorized and validly issued, are fully paid and, in the case of each Subsidiary that is a corporation, non-assessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of any Subsidiary’s capital stock or other equity interests or any such options, rights, convertible securities, or obligations. Any anti-dilution or other adjustments in the number of shares issuable upon exercise, conversion, or exchange of the Company’s rights, options, warrants, and exercisable, convertible, and exchangeable securities have been waived and will not be invoked by the issuance of the Purchased Shares, Warrants, and the Warrant Shares, including any subsequent adjustments in the number of shares issuable under the terms of the Warrants.

3.3 Warrant Shares Percentage. Attached hereto as Schedule 3.3 is the Company’s Capitalization Table showing all outstanding shares of Common Stock on a fully diluted basis. For such purpose, “Fully Diluted Shares” means outstanding shares of Common Stock and Common Stock issuable upon exercise, conversion, or exchange of all outstanding rights, options, warrants, securities, agreements, and instruments provided that the exact number of shares issuable upon conversion or exchange is currently ascertainable and does not include, for example, “Penalty” shares which may be issuable pursuant to prior financings, shares issuable in payment of principal or interest under outstanding promissory notes, or shares issuable as a result of any anti-dilution adjustments. On the date hereof, the Purchased Shares and the Warrant Shares constitute 11.54% (“Purchaser’s Percentage) of the Company’s Fully Diluted Shares.

3.4 Issuance, Sale, and Delivery of the Purchased Shares. The Purchased Shares and the Warrants have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable and free and clear of all pledges, liens, restrictions, and encumbrances (other than restrictions on transfer under state and/or federal securities laws). The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and, if and when issued, delivered, and paid for upon exercise of the Warrants will be duly authorized, validly issued, fully paid, non-assessable, and free of clear of all pledges, liens, restrictions, and encumbrances (other than restrictions on transfer under state and/or federal securities laws). No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Purchased Shares and Warrants by the Company pursuant to this Agreement or the Warrant Shares upon exercise of the Warrants. Except as otherwise disclosed in the Schedule of Exceptions, no stockholder of the Company has any right to require the Company to register the sale of any shares owned by such stockholder under the Securities Act of 1933, as amended (the “Securities Act”). Neither the Company nor its Subsidiaries nor, to the Company’s knowledge, any shareholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company or any Subsidiary. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Purchased Shares or the Warrants to be sold by the Company as contemplated herein or for the issuance of the Warrant Shares upon exercise of the Warrants.

3.5 Due Execution, Delivery, and Performance of this Agreement. The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company. The execution, delivery, and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries and will not result in the creation of any lien, charge, security interest, or encumbrance upon any assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (i) any agreement, lease, franchise, license, permit, or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected and in each case which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) any statute or any judgment, decree, order, rule, or regulation of any court or any regulatory body, administrative agency, or other governmental body applicable to the Company or any of its Subsidiaries or any of their respective properties where such conflict, breach, violation, or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No consent, approval, authorization, or other order of any court, regulatory body, administrative agency, or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the blue sky laws and federal securities laws applicable to the offering of the Purchased Shares, Warrants, and Warrant Shares. Upon the execution and delivery of this Agreement, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 6.3 hereof may be limited by federal or state securities laws or the public policy underlying such laws.

3.6 Accountants. Each of the firms of Lopez, Blevins, Bork & Associates, Ltd. and Asher & Company, which has audited the consolidated financial statements of the Company included in the SEC Documents is an independent accountant as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

3.7 No Defaults. Neither the Company nor any of its Subsidiaries is in violation or default of any provision of its articles of incorporation, bylaws, or equivalent organizational documents, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, lease, franchise, license, permit, or other instrument to which it is a party or by which it or any of its properties are bound which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and there does not exist any state of facts which, with notice or lapse of time or both, would constitute an event of default on the part of the Company or any of its Subsidiaries as defined in such documents and which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.8 Contracts. The Company and its Subsidiaries have no material contracts that are required to be filed with the Securities and Exchange Commission (the “Commission”) that are not described in the Disclosure Documents. All contracts described in the Disclosure Documents that are material to the Company and its Subsidiaries, taken as a whole, are in full force and effect on the date hereof; and neither the Company nor any of its Subsidiaries is, nor, to the Company’s knowledge, is any other party in breach of or default under any of such contracts which breach or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.9 No Actions. Except as may be described in the Schedule of Exceptions: (i) there are no legal or governmental actions, suits, or proceedings pending against the Company or any Subsidiary; and (ii) to the Company’s knowledge, there are no legal or governmental inquiries, investigations, actions, suits, or proceedings threatened against the Company or any of its Subsidiaries or of which property owned or leased by the Company or any of its Subsidiaries is subject, or related to environmental or discrimination matters, which actions, suits, or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is party to or subject to the provisions of any injunction, judgment, decree, or order of any court, regulatory body, administrative agency, or other governmental body which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.10 Properties. The Company and the Subsidiaries have good and marketable title to all properties and assets reflected as owned in the financial statements included in the SEC Documents, subject to no lien, mortgage, pledge, charge, or encumbrance of any kind except (i) those, if any, reflected in such financial statements, or (ii) those which are not material in amount and do not adversely affect the use of such property by the Company and its Subsidiaries. Each of the Company and its Subsidiaries holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to its business taken as a whole. The Company leases all such properties as are necessary to its operations as now conducted.

3.11 No Material Change. Since July 31, 2006, and except as disclosed in the Schedule of Exceptions:  (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect, or contingent which are not in the ordinary course of business or which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) neither the Company nor any Subsidiary has entered into any transaction which is not in the ordinary course of business; (iii) the Company and its Subsidiaries have not sustained any material loss or interference with their businesses or properties from fire, flood, windstorm, accident, or other calamity; (iv) the Company and its Subsidiaries have not paid or declared any dividends or other distributions with respect to their capital stock and neither the Company nor any of its Subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; (v) (a) there has not been any change in the capital stock of the Company or any of its Subsidiaries other than the sale of the Purchased Shares and Warrants hereunder, shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors and repurchases of shares or options pursuant to repurchase plans already approved by the Company's Board of Directors, in each case, which plans have been disclosed in the Disclosure Documents, and (b) there has not been any incurrence of indebtedness not incurred in the ordinary course of business or that is material to the Company and its Subsidiaries, taken as a whole; and (vi) there has not been any other event which has caused or would reasonably be expected to cause a Material Adverse Effect.

3.12 Intellectual Property. Except as disclosed in the Schedule of Exceptions: (i) the Company owns, or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, and trade secrets necessary for the conduct of the Company’s business as currently conducted (collectively, the “Intellectual Property”); and (ii) (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company for the products described in the Disclosure Documents that would preclude the Company from conducting its business as currently conducted and which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property who have licensed or optioned such Intellectual Property to the Company; (b) to the Company’s knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed, or optioned by the Company, which infringement would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the rights of the Company in or to any Intellectual Property owned, licensed, or optioned by the Company; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the validity or scope of any Intellectual Property owned, licensed, or optioned by the Company; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret, or other proprietary right of others.

3.13 Compliance. Each of the Company and its Subsidiaries is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business, including, without limitation, all applicable local, state, and federal environmental laws and regulations; except where failure to be so in compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.14 Taxes. Each of the Company and its Subsidiaries has filed all necessary federal, state, and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and neither the Company nor any of its Subsidiaries has any tax deficiency which has been, or to its knowledge might be, asserted or threatened against it which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.15 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Purchased Shares and Warrants to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with.

3.16 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

3.17 Insurance. The Company and its Subsidiaries maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for their businesses, including, but not limited to, insurance covering all real and personal property owned and leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism, and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

3.18 Additional Information. The information contained in the following documents (“SEC Documents”), which the Company has furnished to the Purchaser, or will furnish prior to the Closing, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective final dates:

(a) The Company’s Annual Report on Form 10-KSB for the fiscal year ended October 31, 2005;

(b) The Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended January 31, 2006;

(c) The Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended April 30, 2006;

(d) The Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended July 31, 2006;

(e) Any current reports on Form 8-K filed by the Company with the Commission since July 31, 2006, but prior to the date hereof.

3.19 Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Purchased Shares or Warrant Shares.

3.20 Certificate. At the Closing, the Company will deliver to Purchaser a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchaser, to the effect that the representations and warranties of the Company set forth in this Section 3 are true and correct as of the date of this Agreement and as of the Closing Date and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to or on such Closing Date.

3.21 Waiver of Anti-Dilution. At the Closing, the Company will deliver to Purchaser, written waivers of any anti-dilution or other adjustments in the number of shares issuable upon exercise, conversion, or exchange of the Company’s rights, options, warrants, and exercisable, convertible, and exchangeable securities that that in the absence of such waivers would have been invoked by the issuance of the Purchased Shares, Warrants, and the Warrant Shares, which waivers shall include a waiver for any subsequent adjustments in the number of shares issuable under the terms of the Warrants.

3.22 Reporting Company; Form SB-2. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and has filed all reports required thereby. The Company is eligible to register the Purchased Shares and Warrant Shares for resale by the Purchaser on a registration statement on Form SB-2 under the Securities Act. There exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay the preparation and filing of a registration statement on Form SB-2 that will be available for the resale of the Purchased Shares and Warrant Shares by the Purchaser.

3.23 Use of Proceeds. The Company shall use the proceeds from the sale of Purchased Shares and Warrants as described under “Use of Proceeds” in the Schedule of Exceptions.

3.24 Non-Public Information. The Company has not disclosed to the Purchaser information that would constitute material non-public information as of the Closing Date.

3.25 Use of Purchaser Name. Except in the registration statement (“Registration Statement”) and the prospectus (“Prospectus”) that may be filed to register the Purchased Shares and the Warrant Shares, as provided below, and as may be required by applicable law or regulation, the Company shall not use the Purchaser’s name or the name of any of its affiliates in any advertisement, announcement, press release, or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

3.26 Related Party Transactions. No transaction has occurred between or among the Company, any of the Subsidiaries and their affiliates, officers or directors or any affiliate or affiliates of any such officer or director that is required to have been described under applicable securities laws in its Exchange Act filings and is not so described in such filings.

3.27 Off-Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (and no such transaction, arrangement, or relationship has occurred since the time periods covered by such filings that is required to be reported in an upcoming Exchange Act filing). There are no such transactions, arrangements, or other relationships with the Company or any Subsidiary that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings (and no such transaction, arrangement, or relationship has occurred since the time periods covered by such filings that is required to be reported in an upcoming Exchange Act filing).

3.28 Governmental Permits, Etc. Each of the Company and its Subsidiaries has all franchises, licenses, certificates, and other authorizations from such federal, state, or local government or governmental agency, department, or body that are currently required for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to possess currently such franchises, licenses, certificates, and other authorizations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such permit which, if the subject of an unfavorable decision, ruling, or finding would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.29 Financial Statements. The consolidated financial statements of the Company and the related notes contained in its Exchange Act filings present fairly, in accordance with generally accepted accounting principles, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated, and the results of their operations, cash flows, and the changes in stockholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Such consolidated financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.

3.30 Sarbanes-Oxley Act. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the Commission, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, and neither the Company nor any of its officers have received notice from any governmental entity questioning or challenging the accuracy, completeness, form, or manner of filing or submission of such certifications.

3.31 ERISA Compliance. Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered, or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules, and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

3.32 Listing. The Company’s Common Stock is listed for trading on the Over the Counter Bulletin Board (“OTCBB”) and satisfies all requirements for the continuation of such trading. The Company has not received any notice that its Common Stock will not be eligible to be traded on the OTCBB or that its Common Stock does not meet all requirements for such trading.

3.33 No Integrated Offering. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Purchased Shares, Warrants, and/or Warrant Shares to be integrated with prior offerings by the Company for purposes of the Securities Act and which would prevent the Company from selling securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Purchased Shares, Warrants, and Warrant Shares to be integrated with other offerings for such purpose.

3.34 Stop Transfer. The Purchased Shares, Warrants, and Warrant Shares are restricted securities as of the date of this Agreement. Neither the Company nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Purchased Shares, Warrants, or Warrant Shares at such time as the they are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

3.35 Patriot Act. The Company certifies that, to the best of Company’s knowledge, neither the Company nor any of its Subsidiaries has been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. The Company hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants, and agrees that: (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to the Purchaser, to the extent that they are within the Company’s and/or its Subsidiaries’ control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986, or the United States International money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Purchaser if any of these representations ceases to be true and accurate regarding the Company or any of its Subsidiaries. The Company agrees to provide the Purchaser any additional information regarding the Company or any of its Subsidiaries that the Purchaser deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if, at any time, it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Purchaser may undertake appropriate actions to ensure compliance with such applicable law or regulation, including, but not limited to, segregation and/or redemption of the Purchaser’s investment in the Company. The Company further understands that the Purchaser may release confidential information about the Company and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if the Purchaser, in its sole reasonable discretion, after consultation with legal counsel, determines that it is in the best interests of the Purchaser in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

3.36 Completeness of Representations and Warranties. Neither the Disclosure Documents, this Agreement, nor any Exhibit or Schedule to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances under which they are made, not misleading, and there is no fact which materially and adversely affects the business, prospects, affairs, operations, condition, financial or otherwise, of the Company which has not been disclosed to the Purchaser in writing by the Company.

SECTION 4. Representations, Warranties, and Covenants of the Purchaser.

(a) The Purchaser represents and warrants to, and covenants with , the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments like those involved in the purchase of the Purchased Shares and Warrants and has had the opportunity to request, receive, review, and consider all information it deems relevant in making an informed decision to purchase the Purchased Shares and Warrants (collectively, “Securities”); (ii) the Purchaser is acquiring the Securities in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the Rules and Regulations, the Purchaser’s right to indemnification under Section 6.3); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer, or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, nor will the Purchaser engage in any short sale that results in a disposition of any of the Securities by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; (iv)  the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; (v) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; (vi) the Purchaser has not engaged any finder, broker or agent who is entitled to receive a finder’s or broker’s or agent’s fee or commission in connection with the purchase of the Securities; and (vii) the Purchaser acknowledges that no oral or written representations have been made to the Purchaser in connection with the offering of the Securities which were in any way inconsistent with the information reviewed by the Purchaser.

(b) The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations, and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments, and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(c) The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Securities. The Purchaser understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities.

(d) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(e) The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Securities may be sold pursuant to Rule 144(k) under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities will bear a restrictive legend in substantially the following form:

“The shares represented by this certificate may be transferred, sold, assigned, or hypothecated, only if registered under the Securities Act of 1933 and if registered or qualified in every applicable state, or if the issuer has received the favorable opinion of counsel to the holder, which opinion and counsel shall be reasonably satisfactory to counsel to the issuer, to the effect that such registration is not necessary in connection with such transfer, sale, assignment, or hypothecation.”

(f) The Purchaser’s principal executive offices are in the jurisdiction set forth in the first paragraph of this Agreement.

(g) The Purchaser hereby covenants with the Company not to make any sale of the Purchased Shares or Warrant Shares under the Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. The Purchaser will notify the Company promptly after the sale of all of the Purchased Shares and Warrant Shares. The Purchaser acknowledges that there may occasionally be times when the Company may need to suspend the use of the Prospectus forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Purchased Shares or Warrant Shares pursuant to said Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the Suspension of the use of said Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 60 consecutive days, there shall be no more than two Suspensions during any twelve month period, and the Company shall use best efforts to lift any such Suspension as soon as practicable following such Suspension. Nothing in this paragraph shall be interpreted to restrict or prohibit the Purchaser from selling any of the Securities in a private transaction in compliance with applicable laws (including, but not limited to, Rule 144), and otherwise in accordance with the other provisions of this Agreement.

(h) The Purchaser further represents and warrants to, and covenants with, the Company that:  (i) the Purchaser has full right, power, authority, and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery, and performance of this Agreement; (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit, or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule, or regulation of any court or any regulatory body, administrative agency, or other governmental body applicable to the Purchaser; (iii) no consent, approval, authorization, or other order of any court, regulatory body, administrative agency, or other governmental body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement; (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid, and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of the indemnification provisions, set forth in Section 6.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws; and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

(i) The Purchaser further represents and warrants that at no time during the 30 days prior to the Closing has the Purchaser engaged in or effected, in any manner whatsoever, directly or indirectly, in any “short sale” (as such term is defined in Rule 3b-3 of the Exchange Act) of the Common Stock (a “Short Sale”) of the Company.

SECTION 5. Survival of Representations, Warranties, and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations, and warranties made by the Company and the Purchaser herein and in the Warrants and certificates for the Purchased Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Purchased Shares and Warrants being purchased and the payment therefor.

SECTION 6. Registration of the Shares; Compliance with the Securities Act.

6.1 Registration Procedures and Expenses. The Company shall:

(a) Take all actions to permit the Purchaser to sell all of the Purchased Shares and Warrant Shares (“Total Shares”) pursuant to Rule 144, including, but not limited to, making and keeping public information available, filing all required Commission reports and other documents in a timely manner, and providing Purchaser with a written statement as to the compliance with the reporting requirements of Rule 144..

(b) In addition, within 60 days after the date hereof (“Filing Date”), the Company shall prepare and file with the Securities and Exchange Commission (the “Commission”) a Registration Statement covering the Purchased Shares and the Warrant Shares (“Total Shares”) for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form SB-2 (except if the Company is not then eligible to register for resale the Total Shares on Form SB-2, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall cause the Registration Statement to become effective and remain effective as provided herein. The Company shall use its reasonable commercial efforts to cause the Registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than 90 days after the date hereof (“Effectiveness Target Date”). The Company shall use its reasonable commercial efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earlier date of when (i) the Warrants have been fully exercised or have terminated and all of the Total Shares have been sold, or (ii) the Warrants have been fully exercised or have terminated and all of the Total Shares may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect addressed and acceptable to the Company’s transfer agent and the Purchaser (the “Effectiveness Period”).

(c) If: (i) the Registration Statement is not filed on or prior to the Filing Date; (ii) the Company fails to respond in writing to comments received from the Commission in connection with the Registration Statement within 15 business days of receipt thereof; (iii) the Registration Statement is not declared effective by the Commission by the Effectiveness Target Date; (iv) after the Registration Statement is filed with and declared effective by the Commission, the Registration Statement ceases to be effective (by suspension or otherwise) as to any of the Total Shares to which it is required to relate at any time prior to the expiration of the Effectiveness Period (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 30 days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) or more than 20 consecutive calendar days; or (v) the Common Stock is not listed or quoted, or is suspended from trading on the OTCBB for a period of three consecutive trading days (provided the Company shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another trading market acceptable to Purchaser) (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clause (iv) the date on which such 30 day or 20 consecutive day period (as the case may be) is exceeded, or for purposes of clause (v) the date on which such three trading day period is exceeded, being referred to as “Event Date”), then until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages, and not as a penalty, equal to 2.0% for each thirty (30) day period (prorated for partial periods) on a daily basis of the sum of the purchase price of the Purchased Shares ($500,000) and the aggregate exercise price under the Warrants ($875,000). While such Event continues, such liquidated damages shall be paid not less often than each 30 days. Any unpaid liquidated damages as of the date when an Event has been cured by the Company shall be paid within three days following the date on which such Event has been cured by the Company.

(d) Use its best efforts to promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective during the Effectiveness Period.

(e) Furnish to the Purchaser with respect to the Total Shares registered under the Registration Statement (and to each underwriter, if any, of such Total Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Total Shares by the Purchaser.

(f) File documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

(g) Bear all expenses in connection with the procedures in Paragraphs (a) through (f) of this Section 6.1 and the registration of the Total Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or underwriting discounts, brokerage fees, and commissions incurred by the Purchaser.

(h) Make available, while the Registration Statement is effective, its Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer for questions regarding information which the Purchaser may reasonably request in order to fulfill any due diligence obligation on its part.

The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

6.2 Transfer of Shares and Registration Rights.

(a) The Purchaser agrees that it will not effect any disposition of any Total Shares that are registered under the Registration Statement that would constitute a sale within the meaning of the Securities Act or any applicable state securities laws, except as contemplated in the Registration Statement, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

(b) Subject to the provisions of this Agreement, the Purchaser may assign the registration rights with respect to the Total Shares to any party or parties to which it may from time to time transfer all or any portion of the Total Shares, provided that the transferee agrees in writing with the Company to be bound by the applicable provisions of this Agreement regarding such registration rights and indemnification relating thereto. Upon assignment of any registration rights pursuant to this Section 6.2(b), the Purchaser shall deliver to the Company a notice of such assignment which includes the identity and address of any assignee and such other information reasonably requested by the Company in connection with effecting any such registration (the term “Purchaser” under this Section 6 will also include all such assignees).

6.3 Indemnification.

(a) Indemnification by Company. In the event of any registration of any of its securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each holder requesting or joining in a registration of such securities (“Holder”), each of its officers, directors, and partners and such Holder's legal counsel and accountants, each underwriter (as defined in the Securities Act) and each controlling person of each of the foregoing, if any, (within the meaning of the Securities Act) against any losses, claims, damages, or liabilities, joint or several (or actions in respect thereof), including any of the foregoing incurred in the settlement of any litigation, commenced or threatened, to which any of them may be subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or based upon:  (i) any untrue statement (or alleged untrue statement) of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or any other document; or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act or any Blue Sky law or any other statute or common law, or any rule or regulation promulgated under the Securities Act or any Blue Sky law or any other law, applicable to the Company in connection with any such registration, qualification, or compliance, and shall reimburse each such person entitled to indemnification under this Paragraph (a) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability, or action including if requested by Holders holding a majority of the Total Shares included in the registration, the fees and disbursements of separate counsel designated by Holders holding a majority of such included Total Shares; provided, however, that the Company shall not be liable to any such person in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, summary prospectus, prospectus, or amendment or supplement thereto, or any other document, in reliance upon and in conformity with written information furnished to the Company by such person, specifically for use therein. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of the person seeking indemnification and shall survive transfer of such securities by such Holder.

(b) Indemnification by Holders. Each Holder who holds any Total Shares included in the Registration Statement hereby agrees, severally and not jointly, to indemnify the Company, its directors and officers and its legal counsel and accountants, each underwriter (as defined in the Securities Act), each controlling person of each of the foregoing and each other such Holder, each of its officers, directors, and partners and each controlling person of such Holder, against any losses, claims, damages, or liabilities (or actions in respect thereof), including any of the foregoing incurred in the settlement of any litigation, commenced or threatened, joint or several, to which any of them may become subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement (or alleged untrue statement) of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act at the request of such Holder pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, preliminary prospectus, summary prospectus, prospectus, or amendment or supplement thereto, solely in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein, and to reimburse such persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, or action, provided that a Holder's total liability under any indemnity given pursuant to this Paragraph (b) shall not exceed the net proceeds received by such Holder from the sale of stock pursuant to the registration.

(c) Notice of Claim. Each party entitled to indemnification under this Agreement (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has written notification of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that (i) if the claim is made under Paragraph (a) above, the Holders of a majority of the Total Shares included in the Registration will have the right to designate separate counsel at the Indemnifying Party’s expense, (ii) if separate counsel is not designated under clause (i) counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at the Indemnified Party's expense, and (iii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Paragraph (c). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

6.4 Contribution. If the indemnification provided for in Section 6.3 is for any reason held to be unavailable, or insufficient to hold harmless an indemnified party with respect to any losses, claims, damages, or liabilities referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damage or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and of the Indemnified Party on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; provided, however that each Holder's liability under this Section 6.4 shall not exceed such Holder's net proceeds from the offering of securities made in connection with a registered offering pursuant to this Agreement. The relative fault of this Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of this Section 6.4 each person, if any, who controls, within the meaning of the Securities Act, any Indemnified Party shall have the same rights to contribution as such Indemnified Party, and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6.4, will notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6.4.

6.5 Information Available. So long as the Registration Statement is effective covering the resale of Total Shares owned by the Purchaser, the Company will furnish to the Purchaser:

(a) As soon as practicable after available (but in the case of the Annual Report to the Stockholders, within 150 days after the end of each fiscal year of the Company), one copy of: (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants); (ii) if not included in substance in the Annual Report to Stockholders, upon the request of Purchaser, its Annual Report on Form 10-K or 10-KSB; (iii) upon request of Purchaser, its quarterly reports on Form 10-Q or 10-QSB; and (iv) a full copy of the Registration Statement (the foregoing, in each case, excluding exhibits).

(b) Upon the reasonable request of the Purchaser, a reasonable number of copies of the Prospectuses, and any supplements thereto, to supply to any other party requiring such Prospectuses.

The Company, upon the reasonable request of the Purchaser and with prior notice, will be available to the Purchaser or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in the Registration Statement and will otherwise cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters, subject to appropriate confidentiality limitations.

6.6 Lost, Stolen, etc. Certificates Evidencing Shares. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of any Warrant or any certificate evidencing any Purchased Shares or Warrant Shares owned by Purchaser, and (in the case of loss, theft, or destruction) of an unsecured indemnity satisfactory to it and, upon surrender and cancellation of such Warrant or certificate, if mutilated, the Company will make and deliver in lieu of such Warrant or certificate a new Warrant or certificate of like tenor and for the number of Purchased Shares or Warrant Shares evidenced by such certificate which remain outstanding. Purchaser’s agreement of indemnity for losses described in this paragraph shall constitute indemnity satisfactory to the Company for purposes of this Section 6.6.

6.7 Other Registration Rights. If at any time during the Effectiveness Period, the Company has an effective registration rights agreement with any other shareholder that the Purchaser determines are more favorable than those granted herein, the Purchaser shall be entitled to such other registration rights upon written notice to the Company.

SECTION 7. Broker’s Fee. The Company agrees to pay all brokers’, finders’, or agents’ fees and commissions payable as a result of the Company’s agreements or actions. The Purchaser and the Company each hereby agrees to indemnify and hold the other harmless from and against any losses, claims, damages, liabilities, or expenses, joint or several, to which the other party may become subject as a result of any brokers’, finders’, or agents’ fees or commissions resulting from actions or agreements of the Indemnifying Party.

SECTION 8. Participation Right.

(a) If the Company should desire to issue any Common Stock, preferred stock, options, stock purchase warrants, convertible securities, or any other securities exercisable, exchangeable, or convertible for capital stock of the Company (collectively, “Equity Securities”) for cash in a transaction not registered under the Securities Act, it shall give the Purchaser a right to purchase the Purchaser’s Percentage of such Equity Securities. Such purchase shall be made on the same terms as the Company is willing to sell such Equity Securities to any other person. Prior to or contemporaneously with any sale or issuance by the Company of Equity Securities, the Company shall notify Purchaser, in writing, of its intention to sell and issue such Equity Securities, setting forth the amount of Equity Securities it desires to sell and the terms under which it proposes to make such sale. Purchaser shall have 20 days after the Company gives its aforesaid notice to notify the Company of the maximum number of the Equity Securities that it desires to purchase upon the terms set forth in the Company’s notice. If Purchaser exercises the option, it may also specify in its notice whether its purchase is contingent upon the Company consummating the sale of all of the Equity Securities (or any portion thereof) which it has proposed to sell as set forth in the Company’s notice.

(b) After giving such notice, the Company may sell all but Purchaser’s Percentage of such Equity Securities and, after the end of the 20-day period that Purchaser has to exercise its option, the Company may sell any Equity Securities with respect to which the Purchaser did not indicate a desire to purchase, provided that all such sales described in this sentence shall be made within 90 days following the Company’s notice and shall be upon terms and conditions no more favorable to the purchaser than those set forth in the Company’s notice. Any Equity Securities described in the Company’s notice which are not sold within such 90-day period may not be sold thereafter unless the Company again follows the provisions of this Section.

(c) If the Purchaser gives the Company notice that it desires to purchase any of the Equity Securities, it shall pay for the Equity Securities which it has notified the Company that it will purchase by check against delivery of the Equity Securities at the executive office of the Company within 10 days after the expiration of the 20-day period referred to above unless the Purchaser made its purchase contingent upon the sale of all Equity Securities (or any portion thereof) specified in the Company’s notice, in which event, such purchase and sale will take place upon satisfaction of such contingency with at least 10 days’ prior written notice.

(d) The provisions of this Section will expire five years after the date hereof and will not apply to: (i) options, warrants, or other rights to purchase Common Stock (and the issuance of shares of Common Stock on the exercise thereof) issued to the Company’s employees, consultants, or directors pursuant to any plan or arrangement approved by the Board of Directors of the Company; (ii) the issuance of securities pursuant to a registered public offering; (iii) the issuance of securities in connection with a bona fide acquisition of or by the Company of any business or property, whether by merger, consolidation, sale of assets, sale, or exchange of stock or otherwise; (iv) the issuance of Common stock upon conversion, exchange, or exercise of rights of any option, right, warrant, or convertible or exchangeable security that is either outstanding on the date hereof or was previously offered to the Purchaser pursuant to this Section.

SECTION 9. Company’s Agreements. The Company further agrees as follows:

(a) The Company will file a Form D and any required state filings with respect to the Purchased Shares, Warrants, and Warrant Shares as required under Regulation D and applicable state securities laws and provide copies thereof to the Purchaser promptly after filing.

(b) Prior to the date of an effective registration statement covering the resale of the Total Shares (or any portion), the Company shall have caused its officers, directors, controlling shareholders, and certain other persons requested by the Purchaser to agree to “lockup” and not sell their shares of Common stock of the Company, pursuant to documentation, and on terms and conditions, acceptable to the Purchaser.

(c) The Company will advise the Purchaser, promptly after it receives notice of issuance by the SEC, any state securities commission, or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(d) The Company will cause the Total Shares to be included with its Common Stock that is listed on the OTCBB (the “Principal Market”) and the Company shall maintain such on the Principal Market so long as any other shares of Common Stock shall be so listed. The Company will maintain the listing of its Common Stock on the Principal Market, and will comply in all material respects with its reporting, filing, and other obligations.

(e) To the extent required, the Company shall notify the SEC, NASD, and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule, and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

(f) The Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder, even if the Exchange Act or the rules or regulations thereunder would permit such termination.

(g) Until the first to occur of the expiration of five years after the date of this Agreement and the Purchaser’s sale or disposition of all of the Purchased Shares, Warrants, and Warrant Shares, the Company will deliver to the Purchaser copies of all press releases and all of its public filings made with the Commission within one business day after the release or filing is made.

(h) The Company will bear all its own expenses in connection with the transactions contemplated by this Agreement and will pay at Closing by wire transfer to Purchaser’s attorneys the legal fees and expenses incurred by Purchaser; provided that the Company’s share of the Purchaser’s legal fees will not exceed $20,000.00.

SECTION 10. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified; (ii) when received by confirmed facsimile or (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company and the Purchaser as follows or at such other addresses as the Company or the Purchaser may designate upon 10 days’ advance written notice to the other party:

If to the Company, to:	PSI Corporation
7222 Commerce Center Drive
Suite 240
Colorado Springs, Colorado 80919
Attn: Ken Upcraft, Chief Executive Officer and President
Fax: 719-598-3897

If to the Purchaser, to:	Lazarus Investment Partners LLLP
2401 East Second Avenue
Suite 400
Denver, Colorado 80206
Attn: Justin Borus, Member
Fax: 303-302-9050

With a copy to:	James A. Jacobson, Esq.
Berenbaum, Weinshienk & Eason, P.C.
370 Seventeenth Street, 48th Floor
Denver, Colorado 80202-5698
Fax: 303-629-7610

SECTION 11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. No provision hereunder may be waived other than in a written instrument executed by the waiving party.

SECTION 12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado and the federal law of the United States of America.

SECTION 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

SECTION 16. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant, or undertaking with respect to such matters.

SECTION 17. Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors, and administrators. This Agreement and the rights of the Purchaser hereunder may be assigned by the Purchaser without the Company’s consent, except as may otherwise be provided in this Agreement.

SECTION 18. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents, and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

PSI Corporation, a Nevada corporation

By:	/s/ Kenneth J. Upcraft
Name:	Kenneth J. Upcraft
Title:	Chief Executive Officer

PURCHASER:

Lazarus Investment Partners LLLP, a
Delaware limited liability limited partnership

By:	Lazarus Management Company LLC,
its General Partner

By: /s/ Justin B. Borus
Justin B. Borus, Manager